Exhibit 24.1
POWERS OF ATTORNEY
     Each of the undersigned, a director of Cooper Industries, Ltd., hereby appoints Bruce M. Taten and Terrance V. Helz, and each of them singly, such person’s true and lawful attorneys, with full power to them and each of them to sign, for such person and in such person’s name and capacity as director, the Post-Effective Amendment No. 2 to Registration Statement on Form S-3 (Registration No. 333-24237) (as so amended, the “Registration Statement”), and any amendment to the Registration Statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this power of attorney.

Name	Title	Date

/s/ Ivor J. Evans
Ivor J. Evans	Director	September 1, 2009

/s/ Lawrence D. Kingsley
Lawrence D. Kingsley	Director	August 27, 2009

/s/ James R. Wilson
James R. Wilson	Director	September 1, 2009

/s/ Stephen G. Butler
Stephen G. Butler	Director	August 26, 2009

/s/ Dan F. Smith
Dan F. Smith	Director	September 1, 2009

/s/ Gerald B. Smith
Gerald B. Smith	Director	September 1, 2009

/s/ Mark S. Thompson
Mark S. Thompson	Director	August 26, 2009

/s/ Robert M. Devlin
Robert M. Devlin	Director	September 1, 2009

/s/ Linda A. Hill
Linda A. Hill	Director	September 1, 2009

/s/ James J. Postl
James J. Postl	Director	September 1, 2009